Byline Bancorp, Inc.

Exhibit 99.1

Byline Bancorp, Inc. Reports Second Quarter 2021 Financial Results

Select Second Quarter 2021 Highlights

•
Net income of $28.5 million, or $0.73 per diluted share
•
Net interest margin of 3.74%
•
Return on average assets of 1.70%, as adjusted1 1.78%
•
Efficiency ratio of 51.95%
•
Non-interest bearing deposits 41.0% of total deposits
•
Originated loans and leases increased $63.8 million, total production of $365.4 million
•
Common Equity Tier 1 to risk weighted assets of 11.97%

Chicago, IL, July 29, 2021 – Byline Bancorp, Inc. ("Byline", the “Company”, "we", "our", or "us")(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $28.5 million, or $0.73 per diluted share, for the second quarter of 2021, compared with net income of $21.8 million, or $0.56 per diluted share, for the first quarter of 2021 and net income of $9.1 million, or $0.24 per diluted share for the second quarter 2020. Adjusted net income1 was $29.9 million, or $0.77 per adjusted diluted share, for the second quarter of 2021, compared with $22.2 million, or $0.57 per adjusted diluted share1, for the first quarter of 2021 and $9.1 million, or $0.24 per adjusted diluted share for the second quarter of 2020.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, commented, “Our second quarter results were indicative of the improving economic environment and continued execution of our strategic plan to generate a higher level of profitability. With the strong returns we are generating, we have increased the amount of capital we are returning to shareholders by increasing our quarterly cash dividend and expanding our current stock repurchase program. We have now increased our quarterly cash dividend by 200% since it was first initiated at the end of 2019. As we head into the second half of 2021, we remain well positioned to support our continued organic and acquisitive growth in the future. I want to thank our employees for their continued dedication to help our clients, communities, and shareholders.”

Alberto J. Paracchini, President of Byline Bancorp, added, “We believe increasing economic activity is driving strong inflows of commercial deposits, a higher level of loan growth, and improved asset quality. Excluding PPP loans, our total loans increased at a 16.3% annualized growth rate in the second quarter with balanced contributions coming from nearly all areas of lending. We also continue to see strong demand for government-guaranteed loans, which resulted in another quarter of significant gain on loan sale income. We continue to have a healthy loan pipeline, which is benefiting from the contributions of new banking talent we have added over the past couple of years, which should lead to continued growth and a favorable shift in our mix of earning assets going forward.”

Board Declares Cash Dividend of $0.09 per Share

On July 27, 2021, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on August 24, 2021, to stockholders of record of the Company's common stock as of August 10, 2021.

Board Authorizes Expansion of Share Repurchase Program

On July 27, 2021, the Company's Board of Directors authorized an expansion of its current stock repurchase program. Under the extended program, the Company is authorized to repurchase up to an additional 1,250,000

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

shares of the Company's outstanding common stock and will be in effect until December 31, 2022. The extended stock repurchase program does not require the Company to repurchase any specified number of shares of its common stock, and it may be discontinued, suspended, or restarted at any time at the Company’s discretion.

As of June 30, 2021, the Company has approximately 39.1 million shares of common stock issued and 38.1 million shares of common stock outstanding. The additional shares authorized for repurchase under the extended program represent approximately 3.2% of the Company’s issued shares and 3.3% of the Company’s outstanding shares of common stock. In connection with the previously announced stock repurchase program, the Company has repurchased 989,974 shares of common stock through June 30, 2021.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

				June 30, 2021
	Three Months Ended			Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
(dollars in thousands)	2021	2021	2020	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$54,324	$53,808	$50,153	1.0%	8.3%
Interest on securities	6,359	6,089	7,530	4.4%	(15.6)%
Other interest and dividend income	628	262	222	140.3%	183.0%
Total interest and dividend income	61,311	60,159	57,905	1.9%	5.9%
INTEREST EXPENSE
Deposits	1,058	1,421	4,246	(25.6)%	(75.1)%
Other borrowings	482	502	476	(4.2)%	1.2%
Subordinated notes and debentures	1,597	1,596	574	0.1%	178.1%
Total interest expense	3,137	3,519	5,296	(10.9)%	(40.8)%
Net interest income	$58,174	$56,640	$52,609	2.7%	10.6%

Byline Bancorp, Inc.

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	June 30, 2021			March 31, 2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$75,382	$28	0.15%	$55,477	$28	0.21%
Loans and leases(1)	4,491,197	54,324	4.85%	4,432,246	53,808	4.92%
Taxable securities	1,477,070	5,947	1.62%	1,430,625	5,379	1.52%
Tax-exempt securities(2)	187,967	1,281	2.73%	179,364	1,194	2.70%
Total interest-earning assets	$6,231,616	$61,580	3.96%	$6,097,712	$60,409	4.02%
Allowance for loan and lease losses	(65,848)			(66,989)
All other assets	554,724			557,042
TOTAL ASSETS	$6,720,492			$6,587,765
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$626,886	$220	0.14%	$546,730	$199	0.15%
Money market accounts	1,052,223	279	0.11%	1,124,101	381	0.14%
Savings	607,035	72	0.05%	577,504	67	0.05%
Time deposits	717,795	487	0.27%	777,266	774	0.40%
Total interest-bearing deposits	3,003,939	1,058	0.14%	3,025,601	1,421	0.19%
Other borrowings	642,586	482	0.30%	649,639	502	0.31%
Subordinated notes and debentures	110,030	1,597	5.82%	109,859	1,596	5.89%
Total borrowings	752,616	2,079	1.11%	759,498	2,098	1.12%
Total interest-bearing liabilities	$3,756,555	$3,137	0.33%	$3,785,099	$3,519	0.38%
Non-interest-bearing demand deposits	2,085,358			1,924,178
Other liabilities	68,089			72,036
Total stockholders’ equity	810,490			806,452
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,720,492			$6,587,765
Net interest spread(3)			3.63%			3.64%
Net interest income, fully taxable equivalent		$58,443			$56,890
Net interest margin, fully taxable equivalent(2)(4)			3.76%			3.78%
Tax-equivalent adjustment		(269)	0.02%		(250)	0.01%
Net interest income		$58,174			$56,640
Net interest margin(4)			3.74%			3.77%

Net loan accretion impact on margin		$1,395	0.09%		$1,968	0.13%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

Net interest income for the second quarter of 2021 was $58.2 million, an increase of $1.5 million, or 2.7%, from the first quarter of 2021.

The increase in net interest income was primarily due to:

•
An increase of $516,000 in interest income on loans and leases, due to higher lease income and loan fees;
•
An increase of $270,000 in interest income on securities, due to higher yields; and
•
A decrease of $363,000 in interest expense on deposits, due to favorable changes in deposit mix.

Tax-equivalent net interest margin for the second quarter of 2021 was 3.76%, down two basis points compared to the first quarter of 2021. Total net accretion income on acquired loans contributed nine basis points to the net interest margin for the second quarter of 2021 compared to 13 basis points for the first quarter of 2021, a decrease of four basis points. Paycheck Protection Program ("PPP") interest income and net fee income combined contributed $4.5 million to net interest income for the second quarter of 2021 compared to $7.0 million for the first quarter of 2021 due to the timing of forgiveness of loans and the passing of the application deadline for the second round of PPP on May 4, 2021.

The average cost of total deposits was 0.08% for the second quarter of 2021, a decrease of four basis points compared to the first quarter of 2021, mainly due to a lower average cost of time deposits and money market accounts. Average non-interest-bearing demand deposits increased $161.2 million, while average time deposits decreased by $59.5 million. Average non-interest-bearing demand deposits were 41.0% of average total deposits for the second quarter of 2021 compared to 38.9% the first quarter of 2021, mainly due to increases in commercial non-interest bearing deposits.

Provision for Loan and Lease Losses

The provision for loan and lease losses was a release of $2.0 million for the second quarter of 2021, a decrease of $6.3 million compared to a $4.4 million provision for the first quarter of 2021. The release of provision during the second quarter of 2021 was mainly impacted by an improvement in the outlook related to COVID-19.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended			Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
(dollars in thousands)	2021	2021	2020	2021	2020
NON-INTEREST INCOME
Fees and service charges on deposits	$1,768	$1,664	$1,455	6.2%	21.5%
Loan servicing revenue	3,188	2,769	2,980	15.2%	7.0%
Loan servicing asset revaluation	7	(1,505)	(711)	NM	NM
ATM and interchange fees	1,044	1,012	845	3.1%	23.6%
Net gains (losses) on sales of securities available-for-sale	(136)	1,462	—	NM	NM
Change in fair value of equity securities, net	517	(206)	766	NM	(32.5)%
Net gains on sales of loans	12,270	8,319	6,456	47.5%	90.1%
Wealth management and trust income	722	768	608	(5.9)%	19.0%
Other non-interest income	1,622	1,459	430	11.1%	275.3%
Total non-interest income	$21,002	$15,742	$12,829	33.4%	63.7%

Non-interest income for the second quarter of 2021 was $21.0 million, an increase of $5.3 million, or 33.4%, compared to $15.7 million for the first quarter of 2021.

The increase in total non-interest income was primarily due to:

•
An increase of $4.0 million in net gains on sales of loans, mainly due to higher volume of loans sold and premiums received; and

Byline Bancorp, Inc.

•
A decrease of $1.5 million for loan servicing asset revaluation charges, which was a $7,000 upward valuation for the current quarter compared to a charge of $1.5 million in the prior quarter due to favorable fair value adjustments based on decreased discount rates and lower prepayment speeds.

During the second quarter of 2021, we sold $100.6 million of U.S. government guaranteed loans compared to $73.9 million during the first quarter of 2021.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended			Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
(dollars in thousands)	2021	2021	2020	2021	2020
NON-INTEREST EXPENSE
Salaries and employee benefits	$24,588	$21,806	$19,405	12.8%	26.7%
Occupancy and equipment expense, net	4,856	5,779	5,359	(16.0)%	(9.4)%
Loan and lease related expenses	1,503	951	1,260	57.9%	19.2%
Legal, audit and other professional fees	2,898	2,214	2,078	30.9%	39.4%
Data processing	2,847	2,755	2,826	3.4%	0.7%
Net loss recognized on other real estate owned and other related expenses	389	621	456	(37.4)%	(14.7)%
Other intangible assets amortization expense	1,848	1,749	1,892	5.6%	(2.4)%
Other non-interest expense	4,052	2,967	3,777	36.6%	7.4%
Total non-interest expense	$42,981	$38,842	$37,053	10.7%	16.0%

Non-interest expense for the second quarter of 2021 was $43.0 million, an increase of $4.1 million, or 10.7%, from $38.8 million for the first quarter of 2021.

The increase in total non-interest expense was primarily due to:

•
An increase of $2.8 million in salaries and employee benefits, primarily due to higher deferred costs related to the second round of PPP loans during the first quarter of 2021; and
•
An increase of $1.1 million in other non-interest expense, mainly due to impairment charges on assets held for sale.

Partially offset by:

•
A decrease of $923,000 in occupancy and equipment expense, net, mainly due to lower seasonal maintenance expense.

Our efficiency ratio was 51.95% for the second quarter of 2021 compared to 51.25% for the first quarter of 2021. Excluding impairment charges on assets held for sale, our adjusted efficiency ratio1 was 49.50% for the second quarter of 2021, compared with 50.41% for the first quarter of 2021.

INCOME TAXES

We recorded income tax expense of $9.7 million during the second quarter of 2021, compared to $7.4 million during the first quarter of 2021. The effective tax rate for both periods was 25.3%.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $6.5 billion at June 30, 2021, a decrease of $209.5 million compared to $6.8 billion at March 31, 2021.

Byline Bancorp, Inc.

The current quarter decrease was primarily due to:

•
A decrease in securities of $178.1 million, as a result of sales of mortgage-backed securities and maturities and calls during the quarter; and
•
A decrease in other assets of $18.3 million mainly due to the timing of settlement of government guaranteed loans and securities sold during the prior quarter.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	June 30, 2021		March 31, 2021		June 30, 2020
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,156,824	25.9%	$1,064,151	23.9%	$919,510	20.9%
Residential real estate	389,758	8.7%	399,958	9.0%	480,692	10.9%
Construction, land development, and other land	271,710	6.1%	238,122	5.3%	219,261	5.0%
Commercial and industrial	1,350,471	30.2%	1,285,759	28.9%	1,200,996	27.4%
Paycheck protection program	476,282	10.7%	617,006	13.8%	611,664	13.9%
Installment and other	982	0.0%	1,094	0.0%	2,714	0.1%
Leasing financing receivables	267,300	6.0%	243,399	5.5%	160,741	3.7%
Total originated loans and leases	$3,913,327	87.6%	$3,849,489	86.4%	$3,595,578	81.9%
Acquired impaired loans
Commercial real estate	$91,313	2.0%	$96,059	2.2%	$126,405	2.9%
Residential real estate	67,401	1.5%	74,283	1.7%	90,784	2.1%
Construction, land development, and other land	2,008	0.0%	1,992	0.0%	4,784	0.1%
Commercial and industrial	7,444	0.2%	8,842	0.2%	13,485	0.3%
Installment and other	180	0.0%	191	0.0%	226	0.0%
Total acquired impaired loans	$168,346	3.7%	$181,367	4.1%	$235,684	5.4%
Acquired non-impaired loans and leases
Commercial real estate	$254,739	5.6%	$271,458	6.0%	$305,041	6.9%
Residential real estate	65,119	1.5%	71,038	1.6%	99,288	2.2%
Construction, land development, and other land	208	0.0%	210	0.0%	21,958	0.5%
Commercial and industrial	58,320	1.3%	69,795	1.6%	116,668	2.7%
Installment and other	311	0.0%	331	0.0%	818	0.0%
Leasing financing receivables	9,087	0.3%	10,932	0.3%	16,087	0.4%
Total acquired non-impaired loans and leases	$387,784	8.7%	$423,764	9.5%	$559,860	12.7%
Total loans and leases	$4,469,457	100.0%	$4,454,620	100.0%	$4,391,122	100.0%
Allowance for loan and lease losses	(61,719)		(65,590)		(51,300)
Total loans and leases, net of allowance for loan and lease losses	$4,407,738		$4,389,030		$4,339,822

Byline Bancorp, Inc.

Loan and Lease Deferrals

In support of customers impacted by COVID-19 and keeping with regulatory guidance, we began offering relief through payment deferrals during the first quarter of 2020. The following table shows active deferrals by category at the dates indicated:

	Active Deferrals
	As of June 30, 2021			As of December 31, 2020			Change from December 31, 2020
(dollars in thousands)	Count	Amount	Percentage of Total Loans and Leases(2)	Count	Amount	Percentage of Total Loans and Leases(2)	Count	Amount
Commercial Banking	2	$2,167	0.05%	21	$22,905	0.60%	(19)	$(20,738)
Consumer Loans	—	—	—	2	703	0.02%	(2)	(703)
Leasing	3	118	—	30	1,528	0.04%	(27)	(1,410)
Government Guaranteed Lending	7	1,436	0.04%	262	75,444	1.97%	(255)	(74,008)
Total	12	$3,721	0.09%	315	$100,580	2.63%	(303)	$(96,859)

(2)Excludes PPP loans

Paycheck Protection Program

The following table presents the net PPP loans outstanding as of June 30, 2021:

	PPP Loan Size

(dollars in thousands)	First Round	Second Round	Total
Principal outstanding	$150,646	$337,523	$488,169
Unearned processing fee	(2,162)	(13,785)	(15,947)
Deferred cost	552	3,508	4,060
PPP loans, net	$149,036	$327,246	$476,282
Number of loans	914	2,552	3,466

PPP loans decreased by $140.7 million in the second quarter of 2021 primarily as a result of forgiveness of PPP loans originated during the first round of PPP funding. As of June 30, 2021, approximately 75.1% of first round PPP loans have been forgiven, 10.2% of first round PPP loans are in the forgiveness review or submission process, and approximately 14.7% first round PPP loans have not applied for forgiveness.

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

				Change from
(dollars in thousands)	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
Non-performing assets:
Non-accrual loans and leases	$35,514	$37,084	$40,505	(4.2)%	(12.3)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$35,514	$37,084	$40,505	(4.2)%	(12.3)%
Other real estate owned	4,417	5,952	8,652	(25.8)%	(48.9)%
Total non-performing assets	$39,931	$43,036	$49,157	(7.2)%	(18.8)%
Accruing troubled debt restructured loans (1)	$2,395	$2,719	$3,151	(11.9)%	(24.0)%
Total non-performing loans and leases as a percentage of total loans and leases	0.79%	0.83%	0.92%
Total non-performing assets as a percentage of total assets	0.61%	0.64%	0.77%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	173.79%	176.87%	126.65%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$5,847	$3,388	$3,755	72.6%	55.7%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$5,847	$3,388	$3,755	72.6%	55.7%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	—%	—%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.66%	0.76%	0.84%
Total non-performing assets not guaranteed as a percentage of total assets	0.52%	0.59%	0.71%

Variances in non-performing assets were:

•
Non-performing loans and leases were $35.5 million at June 30, 2021, a decrease of $1.6 million from $37.1 million at March 31, 2021; and
•
Other real estate owned was $4.4 million at June 30, 2021, a decrease of $1.5 million from $5.9 million at March 31, 2021 mainly due to sales.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	June 30,	March 31,		June 30,
(dollars in thousands)	2021	2021		2020
Allowance for loan and lease losses, beginning of period	$65,590	$66,347		$41,840
Provision for (release of) loan and lease losses	(1,969)	4,367		15,518
Net charge-offs of loans and leases	(1,902)	(5,124)		(6,058)
Allowance for loan and lease losses, end of period	$61,719	$65,590		$51,300

Allowance for loan and lease losses to period end total loans and leases held for investment	1.38%	1.47%		1.17%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.17%	0.47%		0.57%
Provision for (release of) loan and lease losses to net charge-offs during the period	(1.04)x	0.85	x	2.56	x

Byline Bancorp, Inc.

The allowance for loan and lease losses as a percentage of total loans and leases held for investment decreased to 1.38% at June 30, 2021 compared to 1.47% at March 31, 2021. The allowance for loan and lease losses as a percentage of total loans and leases held for investment excluding PPP loans decreased to 1.55% at June 30, 2021 from 1.71% at March 31, 2021.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses, which replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses. In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies. Assuming we remain an emerging growth company, the standard is effective for fiscal years beginning after December 15, 2022. We are in the process of implementation and determining the impact that this new authoritative guidance will have on our consolidated financial statements.

Net Charge-Offs

Net charge-offs during the second quarter of 2021 were $1.9 million, or 0.17% of average loans and leases, on an annualized basis, a decrease of $3.2 million compared to $5.1 million or 0.47% of average loans and leases, during the first quarter of 2021, and a decrease of $4.2 million from $6.1 million or 0.57% of average loans and leases from the comparable period a year ago.

Net charge-offs for the second quarter of 2021 included $1.6 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the first quarter of 2021 and second quarter of 2020 included $3.3 million and $2.0 million in the unguaranteed portion of U.S. government guaranteed loans, respectively.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				Change from
(dollars in thousands)	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
Non-interest-bearing demand deposits	$2,089,455	$2,015,643	$1,768,675	3.7%	18.1%
Interest-bearing checking accounts	653,558	567,660	503,909	15.1%	29.7%
Money market demand accounts	1,023,675	1,075,330	1,233,748	(4.8)%	(17.0)%
Other savings	613,136	600,725	525,043	2.1%	16.8%
Time deposits (below $250,000)	567,469	579,682	710,429	(2.1)%	(20.1)%
Time deposits ($250,000 and above)	144,902	185,500	216,541	(21.9)%	(33.1)%
Total deposits	$5,092,195	$5,024,540	$4,958,345	1.3%	2.7%

Total deposits were $5.1 billion at June 30, 2021, an increase of $67.7 million, or 1.3%, compared to $5.0 billion at March 31, 2021. Non-interest-bearing deposits were 41.0% and 40.1% of total deposits at June 30, 2021 and March 31, 2021, respectively.

The increase in the current quarter was primarily due to:

•
An increase in non-interest-bearing deposits of $73.8 million, due to increases in commercial deposits; and
•
An increase in interest-bearing checking accounts of $85.9 million, mostly due to increases in personal accounts.

Partially offset by:

•
A decrease in money market demand accounts of $51.7 million, principally driven by decreases in public funds and in money market deposits; and
•
A decrease in time deposits ($250,000 and above) of $40.6 million, primarily consisting of brokered deposits.

Total borrowings and other liabilities were $631.3 million at June 30, 2021, a decrease of $300.5 million from $931.8 million at March 31, 2021, primarily driven by a decrease in Federal Home Loan Bank advances of $217.0 million. The Paycheck Protection Program Liquidity Facility decreased $82.9 million to $304.7 million at June 30, 2021 from $387.6 million at March 31, 2021.

Stockholders’ Equity

Total stockholders’ equity was $817.1 million at June 30, 2021, an increase of $23.3 million from $793.8 million at March 31, 2021. The increase was primarily due to an increase in retained earnings and an increase in the fair value of available-for-sale securities, offset by repurchases of common stock.

Under its stock repurchase program announced in the fourth quarter of 2020, the Company repurchased an aggregate of 538,744 shares at an average price per share of $22.45 during the second quarter, and 871,488 shares at an average price of $21.18 year-to-date.

Byline Bancorp, Inc.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of June 30, 2021:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
June 30, 2021	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$808,088	15.74%	$410,628	8.00%	N/A	N/A
Bank	727,418	14.22%	409,099	8.00%	$511,374	10.00%
Tier 1 capital to risk weighted assets:
Company	$669,765	13.05%	$307,971	6.00%	N/A	N/A
Bank	$664,095	12.99%	306,824	6.00%	$409,099	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$614,327	11.97%	$230,978	4.50%	N/A	N/A
Bank	664,095	12.99%	230,118	4.50%	$332,393	6.50%
Tier 1 capital to average assets:
Company	$669,765	10.82%	$247,646	4.00%	N/A	N/A
Bank	664,095	10.73%	247,596	4.00%	$309,495	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, July 30, 2021 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through August 13, 2021 by dialing (877) 344-7529; passcode: 10158447.

A slide presentation relating to our second quarter 2021 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $6.5 billion in assets and operates more than 40 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Byline Bancorp, Inc.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

The COVID-19 pandemic is adversely affecting us, our employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Deterioration in general business and economic conditions, including increases in unemployment rates or turbulence in U.S. or global financial markets, could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, and lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Manager Byline Bank	Director of Marketing Byline Bank
312-660-5805	773-475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2021	2021	2020	2020	2020
ASSETS
Cash and due from banks	$50,558	$47,101	$41,432	$47,433	$51,818
Interest bearing deposits with other banks	52,138	66,038	41,988	53,645	88,113
Cash and cash equivalents	102,696	113,139	83,420	101,078	139,931
Equity and other securities, at fair value	10,575	8,557	8,764	8,335	8,181
Securities available-for-sale, at fair value	1,495,789	1,675,907	1,447,230	1,509,211	1,426,871
Securities held-to-maturity, at amortized cost	3,890	3,892	4,395	4,400	4,404
Restricted stock, at cost	11,927	19,057	10,507	9,652	6,232
Loans held for sale	25,046	28,584	7,924	49,049	3,031
Loans and leases:
Loans and leases	4,469,457	4,454,620	4,340,535	4,374,517	4,391,122
Allowance for loan and lease losses	(61,719)	(65,590)	(66,347)	(61,258)	(51,300)
Net loans and leases	4,407,738	4,389,030	4,274,188	4,313,259	4,339,822
Servicing assets, at fair value	24,683	22,140	22,042	21,267	18,351
Premises and equipment, net	80,482	85,182	86,728	94,638	95,546
Other real estate owned, net	4,417	5,952	6,350	8,150	8,652
Goodwill and other intangible assets, net	169,034	170,882	172,631	174,523	176,470
Bank-owned life insurance	60,628	60,258	10,009	9,952	9,896
Deferred tax assets, net	43,127	48,662	40,181	35,945	37,082
Accrued interest receivable and other assets	100,570	118,883	216,283	157,054	119,049
Total assets	$6,540,602	$6,750,125	$6,390,652	$6,496,513	$6,393,518
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$2,089,455	$2,015,643	$1,762,676	$1,718,682	$1,768,675
Interest-bearing deposits	3,002,740	3,008,897	2,989,355	3,091,563	3,189,670
Total deposits	5,092,195	5,024,540	4,752,031	4,810,245	4,958,345
Other borrowings	446,836	749,719	647,901	710,560	510,414
Subordinated notes, net	73,429	73,386	73,342	73,299	48,777
Junior subordinated debentures issued to capital trusts, net	36,682	36,565	36,451	36,331	36,206
Accrued expenses and other liabilities	74,387	72,120	75,463	71,382	58,841
Total liabilities	5,723,529	5,956,330	5,585,188	5,701,817	5,612,583
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	385	385	384	383	381
Additional paid-in capital	590,422	589,209	587,165	586,057	583,307
Retained earnings	236,363	210,385	191,098	180,162	168,444
Treasury stock	(20,712)	(8,275)	(1,668)	(1,668)	(1,668)
Accumulated other comprehensive income (loss), net of tax	177	(8,347)	18,047	19,324	20,033
Total stockholders’ equity	817,073	793,795	805,464	794,696	780,935
Total liabilities and stockholders’ equity	$6,540,602	$6,750,125	$6,390,652	$6,496,513	$6,393,518

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2021	2021	2020	2020	2020	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$54,324	$53,808	$53,441	$51,036	$50,153	$108,132	$104,311
Interest on securities	6,359	6,089	6,252	7,070	7,530	12,448	15,546
Other interest and dividend income	628	262	232	128	222	890	1,214
Total interest and dividend income	61,311	60,159	59,925	58,234	57,905	121,470	121,071
INTEREST EXPENSE
Deposits	1,058	1,421	1,814	2,760	4,246	2,479	12,050
Other borrowings	482	502	480	465	476	984	2,373
Subordinated notes and debentures	1,597	1,596	1,611	1,485	574	3,193	1,214
Total interest expense	3,137	3,519	3,905	4,710	5,296	6,656	15,637
Net interest income	58,174	56,640	56,020	53,524	52,609	114,814	105,434
PROVISION FOR (RELEASE OF) LOAN AND LEASE LOSSES	(1,969)	4,367	10,236	15,740	15,518	2,398	29,973
Net interest income after provision for (release of) loan and lease losses	60,143	52,273	45,784	37,784	37,091	112,416	75,461
NON-INTEREST INCOME
Fees and service charges on deposits	1,768	1,664	1,740	1,603	1,455	3,432	3,128
Loan servicing revenue	3,188	2,769	2,645	2,936	2,980	5,957	5,738
Loan servicing asset revaluation	7	(1,505)	(2,298)	1,122	(711)	(1,498)	(3,775)
ATM and interchange fees	1,044	1,012	1,076	1,028	845	2,056	2,061
Net gains (losses) on sales of securities available-for-sale	(136)	1,462	2,889	1,037	—	1,326	1,375
Change in fair value of equity securities, net	517	(206)	428	154	766	311	147
Net gains on sales of loans	12,270	8,319	9,449	12,671	6,456	20,589	11,229
Wealth management and trust income	722	768	710	693	608	1,490	1,277
Other non-interest income	1,622	1,459	1,051	990	430	3,081	956
Total non-interest income	21,002	15,742	17,690	22,234	12,829	36,744	22,136
NON-INTEREST EXPENSE
Salaries and employee benefits	24,588	21,806	22,559	23,126	19,405	46,394	44,071
Occupancy and equipment expense, net	4,856	5,779	6,854	5,220	5,359	10,635	10,883
Loan and lease related expenses	1,503	951	1,324	2,053	1,260	2,454	2,578
Legal, audit, and other professional fees	2,898	2,214	1,336	2,390	2,078	5,112	4,412
Data processing	2,847	2,755	2,748	2,661	2,826	5,602	5,491
Net loss recognized on other real estate owned and other related expenses	389	621	495	349	456	1,010	975
Other intangible assets amortization expense	1,848	1,749	1,892	1,947	1,892	3,597	3,785
Other non-interest expense	4,052	2,967	9,813	3,941	3,777	7,019	8,519
Total non-interest expense	42,981	38,842	47,021	41,687	37,053	81,823	80,714
INCOME BEFORE PROVISION FOR INCOME TAXES	38,164	29,173	16,453	18,331	12,867	67,337	16,883
PROVISION FOR INCOME TAXES	9,672	7,375	4,162	5,260	3,728	17,047	4,778
NET INCOME	28,492	21,798	12,291	13,071	9,139	50,290	12,105
Dividends on preferred shares	195	196	196	196	195	391	391
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$28,297	$21,602	$12,095	$12,875	$8,944	$49,899	$11,714
EARNINGS PER COMMON SHARE
Basic	$0.75	$0.57	$0.32	$0.34	$0.24	$1.31	$0.31
Diluted	$0.73	$0.56	$0.31	$0.34	$0.24	$1.29	$0.31

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except share and	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
per share data)	2021	2021	2020	2020	2020	2021	2020
Common Share Data
Summary of Operations
Earnings per Common Share
Basic earnings per common share	$0.75	$0.57	$0.32	$0.34	$0.24	$1.31	$0.31
Diluted earnings per common share	$0.73	$0.56	$0.31	$0.34	$0.24	$1.29	$0.31
Adjusted diluted earnings per common share(2)(3)(4)	$0.77	$0.57	$0.38	$0.34	$0.24	$1.34	$0.32
Weighted average common shares outstanding (basic)	37,965,658	38,164,201	38,202,665	38,057,350	37,919,480	38,064,381	37,931,406
Weighted average common shares outstanding (diluted)	38,696,036	38,915,482	38,574,129	38,249,335	38,027,289	38,773,018	38,350,064
Common shares outstanding	38,094,972	38,641,851	38,618,054	38,568,916	38,383,217	38,094,972	38,388,217
Cash dividends per common share	$0.06	$0.06	$0.03	$0.03	$0.03	$0.12	$0.06
Dividend payout ratio on common stock	8.22%	10.71%	9.68%	8.82%	12.50%	9.30%	19.35%
Tangible book value per common share(1)	$16.74	$15.85	$16.12	$15.81	$15.47	$16.74	$15.47

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	3.76%	3.78%	3.78%	3.61%	3.72%	3.77%	3.94%
Average cost of deposits	0.08%	0.12%	0.15%	0.22%	0.36%	0.10%	0.54%
Efficiency ratio(2)	51.95%	51.25%	61.22%	52.46%	53.73%	51.61%	60.30%
Adjusted efficiency ratio(1)(2)(3)	49.50%	50.41%	55.77%	52.42%	53.73%	49.93%	59.74%
Non-interest expense to average assets	2.57%	2.39%	2.92%	2.59%	2.41%	2.48%	2.76%
Adjusted non-interest expense to average assets(1)(3)	2.45%	2.35%	2.67%	2.59%	2.41%	2.40%	2.74%
Return on average stockholders' equity	14.10%	10.96%	6.07%	6.57%	4.74%	12.54%	3.16%
Adjusted return on average stockholders' equity(1)(3)(4)	14.80%	11.18%	7.50%	6.58%	4.74%	13.01%	3.29%
Return on average assets	1.70%	1.34%	0.76%	0.81%	0.59%	1.52%	0.41%
Adjusted return on average assets(1)(3)(4)	1.78%	1.37%	0.94%	0.81%	0.59%	1.58%	0.43%
Non-interest income to total revenues(1)	26.53%	21.75%	24.00%	29.35%	19.61%	24.24%	17.35%
Pre-tax pre-provision return on average assets(1)	2.16%	2.06%	1.66%	2.12%	1.85%	2.11%	1.60%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.28%	2.10%	1.91%	2.12%	1.85%	2.19%	1.63%
Return on average tangible common stockholders' equity(1)	18.87%	14.86%	8.61%	9.39%	7.05%	16.88%	4.99%
Adjusted return on average tangible common stockholders' equity(1)(3)	19.77%	15.15%	10.47%	9.40%	7.05%	17.48%	5.17%
Non-interest-bearing deposits to total deposits	41.03%	40.12%	37.09%	35.73%	35.67%	41.03%	35.67%
Loans and leases held for sale and loans and lease held for investment to total deposits	88.26%	89.23%	91.51%	91.96%	88.62%	88.26%	88.62%
Deposits to total liabilities	88.97%	84.36%	85.08%	84.36%	88.34%	88.97%	88.34%
Deposits per branch	$115,732	$109,229	$103,305	$84,390	$86,989	$115,732	$86,989

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.79%	0.83%	0.95%	0.99%	0.92%	0.79%	0.92%
ALLL to total loans and leases held for investment, net before ALLL	1.38%	1.47%	1.53%	1.40%	1.17%	1.38%	1.17%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.17%	0.47%	0.47%	0.53%	0.57%	0.32%	0.53%
Acquisition accounting adjustments(4)	$9,393	$10,424	$13,389	$17,133	$19,324	$9,393	$19,324

Capital Ratios
Common equity to total assets	12.33%	11.61%	12.44%	12.07%	12.05%	12.33%	12.05%
Tangible common equity to tangible assets(1)	10.01%	9.31%	10.01%	9.64%	9.55%	10.01%	9.55%
Leverage ratio	10.82%	10.93%	11.12%	10.93%	10.29%	10.82%	10.29%
Common equity tier 1 capital ratio	11.97%	12.09%	12.20%	12.55%	12.33%	11.97%	12.33%
Tier 1 capital ratio	13.05%	13.20%	13.36%	13.77%	13.56%	13.05%	13.56%
Total capital ratio	15.74%	15.96%	16.18%	16.67%	15.86%	15.74%	15.86%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.

(4) Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

(5) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended June 30,
	2021			2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$75,382	$28	0.15%	$58,971	$25	0.17%
Loans and leases(1)	4,491,197	54,324	4.85%	4,283,654	50,153	4.71%
Taxable securities	1,477,070	5,947	1.62%	1,243,604	7,021	2.27%
Tax-exempt securities(2)	187,967	1,281	2.73%	117,340	894	3.06%
Total interest-earning assets	$6,231,616	$61,580	3.96%	$5,703,569	$58,093	4.10%
Allowance for loan and lease losses	(65,848)			(43,009)
All other assets	554,724			526,414
TOTAL ASSETS	$6,720,492			$6,186,974
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$626,886	$220	0.14%	$392,070	$165	0.17%
Money market accounts	1,052,223	279	0.11%	1,214,713	946	0.31%
Savings	607,035	72	0.05%	511,049	61	0.05%
Time deposits	717,795	487	0.27%	976,710	3,074	1.27%
Total interest-bearing deposits	3,003,939	1,058	0.14%	3,094,542	4,246	0.00%
Other borrowings	642,586	482	0.30%	534,766	476	0.36%
Subordinated notes and debentures	110,030	1,597	5.82%	40,180	574	5.75%
Total borrowings	752,616	2,079	1.11%	574,946	1,050	0.73%
Total interest-bearing liabilities	$3,756,555	$3,137	0.33%	$3,669,488	$5,296	0.58%
Non-interest-bearing demand deposits	2,085,358			1,692,723
Other liabilities	68,089			48,884
Total stockholders’ equity	810,490			775,879
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,720,492			$6,186,974
Net interest spread(3)			3.63%			3.52%
Net interest income, fully taxable equivalent		$58,443			$52,797
Net interest margin, fully taxable equivalent(2)(4)			3.76%			3.72%
Tax-equivalent adjustment		(269)	0.02%		(188)	0.01%
Net interest income		$58,174			$52,609
Net interest margin(4)			3.74%			3.71%

Net loan accretion impact on margin		$1,395	0.09%		$3,172	0.22%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Six Months Ended June 30,
	2021			2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$65,484	$56	0.17%	$48,952	$182	0.75%
Loans and leases(1)	4,461,884	108,132	4.89%	4,041,433	104,311	5.19%
Taxable securities	1,453,976	11,326	1.57%	1,209,362	15,337	2.55%
Tax-exempt securities(2)	183,689	2,475	2.72%	101,010	1,571	3.13%
Total interest-earning assets	$6,165,033	$121,989	3.99%	$5,400,757	$121,401	4.52%
Allowance for loan and lease losses	(66,415)			(38,336)
All other assets	555,877			514,042
TOTAL ASSETS	$6,654,495			$5,876,463
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$587,030	$419	0.14%	$365,487	$425	0.23%
Money market accounts	1,087,964	660	0.12%	1,088,459	3,160	0.58%
Savings	592,350	139	0.05%	495,660	122	0.05%
Time deposits	747,366	1,261	0.34%	1,045,153	8,343	1.61%
Total interest-bearing deposits	3,014,710	2,479	0.17%	2,994,759	12,050	0.81%
Other borrowings	646,093	984	0.31%	527,937	2,373	0.90%
Subordinated notes and debentures	109,945	3,193	5.86%	38,782	1,214	6.30%
Total borrowings	756,038	4,177	1.11%	566,719	3,587	1.27%
Total interest-bearing liabilities	$3,770,748	$6,656	0.36%	$3,561,478	$15,637	0.88%
Non-interest-bearing demand deposits	2,005,213			1,495,761
Other liabilities	70,052			48,571
Total stockholders’ equity	808,482			770,653
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,654,495			$5,876,463
Net interest spread(3)			3.63%			3.64%
Net interest income, fully taxable equivalent		$115,333			$105,764
Net interest margin, fully taxable equivalent(2)(4)			3.77%			3.94%
Tax-equivalent adjustment		(519)	0.01%		(330)	0.01%
Net interest income		$114,814			$105,434
Net interest margin(4)			3.76%			3.93%

Net loan accretion impact on margin		$3,363	0.11%		$6,843	0.25%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except per share data)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Net income and earnings per share excluding significant items
Reported Net Income	$28,492	$21,798	$12,291	$13,071	$9,139	$50,290	$12,105
Significant items:
Impairment charges on assets held for sale	1,942	604	4,022	32	—	2,546	715
Tax benefit	(529)	(165)	(1,120)	(9)	—	(694)	(199)
Adjusted Net Income	$29,905	$22,237	$15,193	$13,094	$9,139	$52,142	$12,621
Reported Diluted Earnings per Share	$0.73	$0.56	$0.31	$0.34	$0.24	$1.29	$0.31
Significant items:
Impairment charges on assets held for sale	0.05	0.02	0.10	—	—	0.07	0.02
Tax benefit	(0.01)	(0.01)	(0.03)	—	—	(0.02)	(0.01)
Adjusted Diluted Earnings per Share	$0.77	$0.57	$0.38	$0.34	$0.24	$1.34	$0.32

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except per share data, ratios annualized, where applicable)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Adjusted non-interest expense:
Non-interest expense	$42,981	$38,842	$47,021	$41,687	$37,053	$81,823	$80,714
Less: Significant items
Impairment charges on assets held for sale	1,942	604	4,022	32	—	2,546	715
Adjusted non-interest expense	$41,039	$38,238	$42,999	$41,655	$37,053	$79,277	$79,999
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$41,039	$38,238	$42,999	$41,655	$37,053	$79,277	$79,999
Less: Amortization of intangible assets	1,848	1,749	1,892	1,947	1,892	3,597	3,785
Adjusted non-interest expense excluding amortization of intangible assets	$39,191	$36,489	$41,107	$39,708	$35,161	$75,680	$76,214
Pre-tax pre-provision net income:
Pre-tax income	$38,164	$29,173	$16,453	$18,331	$12,867	$67,337	$16,883
Add: Provision for loan and lease losses	(1,969)	4,367	10,236	15,740	15,518	2,398	29,973
Pre-tax pre-provision net income	$36,195	$33,540	$26,689	$34,071	$28,385	$69,735	$46,856
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$36,195	$33,540	$26,689	$34,071	$28,385	$69,735	$46,856
Impairment charges on assets held for sale	1,942	604	4,022	32	—	2,546	715
Adjusted pre-tax pre-provision net income	$38,137	$34,144	$30,711	$34,103	$28,385	$72,281	$47,571
Tax Equivalent Net Interest Income
Net interest income	$58,174	$56,640	$56,020	$53,524	$52,609	$114,814	$105,434
Add: Tax-equivalent adjustment	269	250	240	222	188	519	330
Net interest income, fully taxable equivalent	$58,443	$56,890	$56,260	$53,746	$52,797	$115,333	$105,764
Total revenues:
Net interest income	$58,174	$56,640	$56,020	$53,524	$52,609	$114,814	$105,434
Add: Non-interest income	21,002	15,742	17,690	22,234	12,829	36,744	22,136
Total revenues	$79,176	$72,382	$73,710	$75,758	$65,438	$151,558	$127,570
Tangible common stockholders' equity:
Total stockholders' equity	$817,073	$793,795	$805,464	$794,696	$780,935	$817,073	$780,935
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill and other intangibles	169,034	170,882	172,631	174,523	176,470	169,034	176,470
Tangible common stockholders' equity	$637,601	$612,475	$622,395	$609,735	$594,027	$637,601	$594,027
Tangible assets:
Total assets	$6,540,602	$6,750,125	$6,390,652	$6,496,513	$6,393,518	$6,540,602	$6,393,518
Less: Goodwill and other intangibles	169,034	170,882	172,631	174,523	176,470	169,034	176,470
Tangible assets	$6,371,568	$6,579,243	$6,218,021	$6,321,990	$6,217,048	$6,371,568	$6,217,048
Average tangible common stockholders' equity:
Average total stockholders' equity	$810,490	$806,452	$805,593	$791,111	$775,879	$808,482	$770,653
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill and other intangibles	169,906	171,795	173,536	175,443	177,440	170,845	178,428
Average tangible common stockholders' equity	$630,146	$624,219	$621,619	$605,230	$588,001	$627,199	$581,787
Average tangible assets:
Average total assets	$6,720,492	$6,587,765	$6,400,621	$6,401,290	$6,186,974	$6,654,495	$5,876,463
Less: Average goodwill and other intangibles	169,906	171,795	173,536	175,443	177,440	170,845	178,428
Average tangible assets	$6,550,586	$6,415,970	$6,227,085	$6,225,847	$6,009,534	$6,483,650	$5,698,035
Tangible net income available to common stockholders:
Net income available to common stockholders	$28,297	$21,602	$12,095	$12,875	$8,944	$49,899	$11,714
Add: After-tax intangible asset amortization	1,344	1,272	1,365	1,405	1,365	2,616	2,731
Tangible net income available to common stockholders	$29,641	$22,874	$13,460	$14,280	$10,309	$52,515	$14,445
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$29,641	$22,874	$13,460	$14,280	$10,309	$52,515	$14,445
Impairment charges on assets held for sale	1,942	604	4,022	32	—	2,546	715
Tax benefit on significant items	(529)	(165)	(1,120)	(9)	—	(694)	(199)
Adjusted tangible net income available to common stockholders	$31,054	$23,313	$16,362	$14,303	$10,309	$54,367	$14,961

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$36,195	$33,540	$26,689	$34,071	$28,385	$69,735	$46,856
Average total assets	6,720,492	6,587,765	6,400,621	6,401,290	6,186,974	6,654,495	5,876,463
Pre-tax pre-provision return on average assets	2.16%	2.06%	1.66%	2.12%	1.85%	2.11%	1.60%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$38,137	$34,144	$30,711	$34,103	$28,385	$72,281	$47,571
Average total assets	6,720,492	6,587,765	6,400,621	6,401,290	6,186,974	6,654,495	5,876,463
Adjusted pre-tax pre-provision return on average assets	2.28%	2.10%	1.91%	2.12%	1.85%	2.19%	1.63%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$58,443	$56,890	$56,260	$53,746	$52,797	$115,333	$105,764
Total average interest-earning assets	6,231,616	6,097,712	5,913,746	5,916,554	5,703,569	6,165,033	5,400,757
Net interest margin, fully taxable equivalent	3.76%	3.78%	3.78%	3.61%	3.72%	3.77%	3.94%
Non-interest income to total revenues:
Non-interest income	$21,002	$15,742	$17,690	$22,234	$12,829	$36,744	$22,136
Total revenues	79,176	72,382	73,710	75,758	65,438	151,558	127,570
Non-interest income to total revenues	26.53%	21.75%	24.00%	29.35%	19.61%	24.24%	17.35%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$41,039	$38,238	$42,999	$41,655	$37,053	$79,277	$79,999
Average total assets	6,720,492	6,587,765	6,400,621	6,401,290	6,186,974	6,654,495	5,876,463
Adjusted non-interest expense to average assets	2.45%	2.35%	2.67%	2.59%	2.41%	2.40%	2.74%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$39,191	$36,489	$41,107	$39,708	$35,161	$75,680	$76,214
Total revenues	79,176	72,382	73,710	75,758	65,438	151,558	127,570
Adjusted efficiency ratio	49.50%	50.41%	55.77%	52.42%	53.73%	49.93%	59.74%
Adjusted return on average assets:
Adjusted net income	$29,905	$22,237	$15,193	$13,094	$9,139	$52,142	$12,621
Average total assets	6,720,492	6,587,765	6,400,621	6,401,290	6,186,974	6,654,495	5,876,463
Adjusted return on average assets	1.78%	1.37%	0.94%	0.81%	0.59%	1.58%	0.43%
Adjusted return on average stockholders' equity:
Adjusted net income	$29,905	$22,237	$15,193	$13,094	$9,139	$52,142	$12,621
Average stockholders' equity	810,490	806,452	805,593	791,111	775,879	808,482	770,653
Adjusted return on average stockholders' equity	14.80%	11.18%	7.50%	6.58%	4.74%	13.01%	3.29%
Tangible common equity to tangible assets:
Tangible common equity	$637,601	$612,475	$622,395	$609,735	$594,027	$637,601	$594,027
Tangible assets	6,371,568	6,579,243	6,218,021	6,321,990	6,217,048	6,371,568	6,217,048
Tangible common equity to tangible assets	10.01%	9.31%	10.01%	9.64%	9.55%	10.01%	9.55%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$29,641	$22,874	$13,460	$14,280	$10,309	$52,515	$14,445
Average tangible common stockholders' equity	630,146	624,219	621,619	605,230	588,001	627,199	581,787
Return on average tangible common stockholders' equity	18.87%	14.86%	8.61%	9.39%	7.05%	16.88%	4.99%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$31,054	$23,313	$16,362	$14,303	$10,309	$54,367	$14,961
Average tangible common stockholders' equity	630,146	624,219	621,619	605,230	588,001	627,199	581,787
Adjusted return on average tangible common stockholders' equity	19.77%	15.15%	10.47%	9.40%	7.05%	17.48%	5.17%
Tangible book value per share:
Tangible common equity	$637,601	$612,475	$622,395	$609,735	$594,027	$637,601	$594,027
Common shares outstanding	38,094,972	38,641,851	38,618,054	38,568,916	38,383,217	38,094,972	38,388,217
Tangible book value per share	$16.74	$15.85	$16.12	$15.81	$15.47	$16.74	$15.47